Exhibit 99.1

Exterran Partners Completes Acquisition of Assets from Exterran Holdings

HOUSTON, July 30, 2008 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today announced that Exterran Partners has completed its previously announced acquisition of certain assets from Exterran Holdings for approximately $247 million.

The acquired assets included contracts serving 34 customers, together with approximately 617 compressor units used to provide compression services under those contracts, comprising approximately 242,000 horsepower, or approximately 6% (by available horsepower) of the combined U.S. contract operations business of Exterran Holdings and Exterran Partners.

Exterran Partners financed the acquisition with approximately $176 million of borrowings under its recently expanded senior secured credit facility and the issuance of approximately $71 million of new equity to Exterran Holdings, including approximately 2.4 million common units and approximately 49,000 general partner units.  The transaction is expected to be accretive to Exterran Partners' cash distributions per unit by approximately $0.15 per year.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in more than 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, the expected level of accretion the acquisition of assets from Exterran Holdings will generate to Exterran Partners’ cash distributions per unit.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in master limited partnership equity markets and overall financial markets that impact the effect of the drop-down of additional assets to Exterran Partners; changes in tax laws that impact master limited partnerships, including drop-downs of additional assets to Exterran Partners; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct Exterran Partners’ business; changes in political or economic conditions in key operating markets, including international markets; and changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 thereto, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2007, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Pat (Patricia) Wente (281) 836-7308
Media: Rick Goins (281) 836-7289

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.